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                                                                    EXHIBIT 10.2

                             AMENDMENT TO AGREEMENT


This Amendment to Agreement is entered into this 28th day of March, 2001, by and between GTECH HOLDINGS CORPORATION AND GTECH CORPORATION, each a Delaware corporation (collectively, the "Company"), and HOWARD S. COHEN ("Executive").

WHEREAS, the parties have entered into an agreement dated March 5, 2001 regarding the employment by the Company of the Executive (the "Agreement"); and

WHEREAS, the parties desire to amend the Agreement as set forth herein;

NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, the parties hereto hereby agree as follows:

1. Section 6(d) of the Agreement is hereby deleted and replaced by the following:

                  "(d) Restricted Stock. On the Effective Date, the Company shall grant to Executive 30,000 shares of Restricted Stock (the "Restricted Shares") under the 2000 Plan (as defined in
                  Section 6(c)(i) above), subject to Executive's execution of the Company's Restricted Stock Agreement. The Restricted Shares shall vest as follows: 10,000 shares vest 12 months after the Effective Date, 10,000 shares vest 24 months after the Effective Date and 10,000 vest 36 months after the Effective Date. The Restricted Shares, after vesting, may be transferred only in accordance with the terms and conditions of the 2000 Plan."

2. The parties acknowledge that the Executive has been appointed as President and Chief Executive Officer of the Company. The parties agree that in the event that the title and position of President is removed by the Board of Directors of the Company at any time during the Term of the Agreement, such removal shall not be considered "Good Reason" as defined in Section 1 of the Agreement.

3. Exhibit B, Section 6 of the Agreement is hereby deleted and replaced by the following:

                  6. Perquisite Plan. During the Term, Executive shall be entitled to participate in the Company's Executive Perquisites Plan in a manner similar to Senior Executives. Without limiting the foregoing, Executive shall be entitled to full perquisite benefits under the Plan during calendar year 2001. Benefits specifically numbered above in this Appendix B shall not be deemed to be provided under the Plan or subject to the Plan's cap."
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4. Except as amended hereby, all other terms of the Agreement remain in full force and effect, and are hereby ratified and affirmed.



IN WITNESS WHEREOF, GTECH Holdings Corporation and GTECH Corporation have caused this Amendment to Agreement to be executed by their duly authorized officers, and Executive has signed this Amendment to Agreement, all as of the day and year first above written.


                                            GTECH HOLDINGS CORPORATION



Attest: /s/                                 By: /s/
      -----------------------------           ----------------------------------
      Name: Karen M. Connelly                 Name: Kathleen McKeough
      Title: Executive Assistant              Title: Sr. Vice President,
                                                     Human Resources



                                             GTECH CORPORATION



Attest: /s/                                 By: /s/
      -----------------------------           ----------------------------------
      Name: Karen M. Connelly                 Name: Kathleen McKeough
      Title: Executive Assistant              Title: Sr. Vice President,
                                                     Human Resources



Witness:                                    HOWARD S. COHEN



/s/                                         /s/
----------------------------------          ------------------------------------
Amy C. Fuller                               Howard S. Cohen

PVD 428118